UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 564-3166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on October 27, 2016, Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC (together, the “Issuers”), each a Delaware limited liability company and limited-purpose, bankruptcy remote, wholly owned indirect subsidiary of Sprint Corporation (the “Company”), issued $3.5 billion in aggregate principal amount of Series 2016-1 3.360% Senior Secured Notes, Class A-1 (the “2016 Spectrum Notes”) under an Indenture, dated as of October 27, 2016 (the “Base Indenture”), among the Issuers and Deutsche Bank Trust Company Americas, as trustee and securities intermediary (the “Trustee”), as supplemented by the Series 2016-1 Supplement, dated as of October 27, 2016, among the Issuers and the Trustee.

The 2016 Spectrum Notes were issued in a securitization transaction pursuant to which a portfolio of Federal Communications Commission spectrum licenses and a small number of third-party leased spectrum license agreements (together, the “Spectrum Portfolio”) held by certain subsidiaries of the Company, were contributed to Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, each a Delaware limited liability company and limited-purpose, bankruptcy remote, wholly owned subsidiary of the Issuers (together, the “License Holders”). Pursuant to an Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016 (the “Spectrum Lease”), the License Holders leased the rights to use the Spectrum Portfolio for a 30-year term to Sprint Communications, Inc. (“SCI”).

On March 12, 2018, the Base Indenture and Spectrum Lease were amended to, among other things, permit the contribution of additional spectrum from subsidiaries of the Company to the License Holders in connection with the issuance of additional notes in excess of the Maximum Program Amount (as defined in the Base Indenture), permit the joining of additional parties to account for the contribution of additional spectrum, expand the ability to exchange spectrum in the Spectrum Portfolio and change certain requirements for the issuance of additional notes under the Base Indenture.

The preceding description of the amendments to the Base Indenture and the Spectrum Lease is a summary and is qualified in its entirety by the First Supplemental Indenture, dated as of March 12, 2018, by and among the Issuers and the Trustee, and the First Amendment to Intra-Company Spectrum Lease Agreement, dated as of March 12, 2018, by and among the License Holders, SCI, Sprint Intermediate Holdco LLC, Sprint Intermediate Holdco II LLC, Sprint Intermediate Holdco III LLC and the guarantors named therein, which are both filed as exhibits hereto and incorporated by reference herein.

Item 8.01 Other Events.

Also on March 12, 2018, the Company announced that the Issuers plan to offer up to $3,937,500,000 of wireless spectrum-backed notes in two series with varying maturities pursuant to a supplement to the Base Indenture, as amended, in a private transaction that is exempt from the registration requirements of the Securities Act of 1933, as described in the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of March 12, 2018, by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC and Deutsche Bank Trust Company Americas, as trustee and securities intermediary.

10.1	First Amendment to Intra-Company Spectrum Lease Agreement, dated as of March 12, 2018, by and among Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, Sprint Communications, Inc., Sprint Intermediate Holdco LLC, Sprint Intermediate Holdco II LLC, Sprint Intermediate Holdco III LLC and the guarantors named therein.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

March 12, 2018	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary

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